EXHIBIT 21

                         AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

COMPANY NAME                                                            COUNTRY         STATE      OWNERSHIP %
-----------------------------------------------------------------   ---------------   ----------   -----------
AMCOL Egypt SAE                                                                                         70
AMCOL Europe Limited                                                England                            100
AMCOL Health & Beauty Solutions, Incorporated                       USA                   DE           100
AMCOL International B.V.                                            Netherlands                        100
AMCOL (Holdings) Ltd.                                               England                            100
AMCOL Holdings Canada Ltd.                                          Canada             Ontario         100
AMCOL Specialties Holdings, Inc.                                    USA                   DE           100
American Colloid Company                                            USA                   DE           100
Ameri-Co Carriers, Inc.                                             USA                   NE           100
Ameri-Co Logistics, Inc.                                            USA                   NE           100
Ashapura Minechem Ltd.                                              India                               22
Ashapura Volclay Limited                                            India                               50
CETCO China Ltd.                                                    China                              100
CETCO Contracting Services Company                                  USA                   DE           100
CETCO (Europe) Limited                                              England                            100
CETCO Holdings B.V.                                                 Netherlands                        100
CETCO Iberia S.L.                                                   Spain                              100
CETCO Korea Ltd.                                                    Korea                              100
Comercializadora y Exportadora Cetco Latino America Limitada        Chile                              100
CETCO Oilfield Services Company                                     USA                   DE           100
CETCO-POLAND Sp. z o.o                                              Poland                             100
CETCO Technologies (Suzhou) Co. Ltd.                                China                              100
Colin Stewart Minchem Limited                                       England                            100
Colloid Environmental Technologies Company                          USA                   DE           100
Egypt Bentonite & Derivatives Company                               Egypt                               25
Egypt Mining & Drilling Chemicals Company                           Egypt                               25
Egypt Nano Bentonite Co.                                            Egypt                             26.5
Inner Mongolia Tianyu Chemical Industry Co. Ltd.                    China                               80
Intergeo Services LLC                                               USA                   PA           100
Lafayette Well Testing, Inc.                                        USA                   LA           100
Linteco Geotechnische Systeme GmbH                                  Austria                            100
Linteco Iberia S.L.                                                 Spain                              100
Montana Minerals Development Company                                USA                   MT           100
Nanocor, Inc.                                                       USA                   DE           100
Nanocor, Ltd.                                                       England                            100
Silgel Packaging Limited                                            England                            100
Volclay de Mexico, S.A. de C.V.                                     Mexico                              49
Volclay DongMing Industrial Minerals Co., Ltd.                      China                              100
Volclay International Corporation                                   USA                   DE           100
Volclay Japan Co. Ltd.                                              Japan                               50
Volclay Korea Ltd.                                                  Korea                              100
Volclay MinChem (Jianping) Co. Ltd.                                 China                              100
Volclay Pty. Ltd.                                                   Australia                          100
Volclay (Tianjin) Industrial Minerals Co., Ltd.                     China                              100
Volclay Siam Ltd.                                                   Thailand                           100